Exhibit 99.1
CONTACT:
Liz Zale
DealerTrack, Inc.
(516) 734-3758
liz.zale@dealertrack.com
Kirsten Plonner
RF|Binder Partners
(212) 994-7546
kirsten.plonner@rfbinder.com
DEALERTRACK HOLDINGS, INC. REPORTS
SECOND QUARTER RESULTS
Revenue Increases 49% From Prior Year; Company Updates 2006 Guidance
Lake Success, NY, August 2, 2006 — DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the three months ended June 30, 2006. Financial highlights for the quarter included the following:
GAAP Results for Second Quarter of 2006
•	Revenue for the quarter was $43.4 million, a 49 percent increase from $29.2 million for the second quarter of 2005.

•	GAAP net income for the quarter was $4.7 million, a substantial increase from $1.1 million for the second quarter of 2005.

•	GAAP diluted net income per share for the quarter was $0.13, compared with $0.02 for the second quarter of 2005.
Non-GAAP Results for Second Quarter of 2006
•	EBITDA for the quarter was $13.5 million, a 73 percent increase from $7.8 million for the second quarter of 2005.

•	Cash net income for the quarter was $8.1 million, more than double the amount of $3.9 million for the second quarter of 2005.

•	Diluted cash net income per share for the quarter was $0.22, a considerable increase from $0.08 for the second quarter of 2005.
EBITDA is a non-GAAP financial measure that represents GAAP net income before interest, taxes, depreciation and amortization. Cash net income is a non-GAAP financial measure that represents GAAP net income before non-cash stock-based compensation charges (net of taxes), and amortization of acquired identifiable intangibles (net of taxes). Please see “Non-GAAP Financial Measures” for a further discussion of EBITDA, cash net income and diluted cash net income, and refer to Attachment 4 of this press release for a reconciliation of non-GAAP financial measures to GAAP financial measures.
“We are pleased with our second quarter results,” said Mark O’Neil, DealerTrack’s chairman and chief executive officer. “Expanding our network by adding more participants, products and services helped drive steady growth in both transaction and subscription revenue. The network effect has become a critical driver of revenue and a key source of competitive advantage for DealerTrack.”
GAAP Results for Six Months ended June 30, 2006
•	Revenue for the last six months was $81.3 million, an increase of 55 percent from $52.5 million for the same period in 2005.

•	GAAP net income for the last six months was $8.1 million, more than double the amount of $3.1 million for the same period in 2005.

•	GAAP diluted net income per share for the last six months was $0.22, an increase of more than three times the amount of $0.07 for the same period in 2005.
Non-GAAP Results for Six Months ended June 30, 2006
•	EBITDA for the last six months was $24.2 million, an increase of 68 percent from $14.4 million for the same period in 2005.

•	Cash net income for the last six months was $14.8 million, more than double the amount of $7.3 million for the same period in 2005.

•	Diluted cash net income per share for the last six months was $0.40, more than double the amount of $0.16 for the same period in 2005.
Business Statistics
There were 22,031 active dealers in the DealerTrack network as of June 30, 2006, a 6 percent increase from 20,742 at June 30, 2005. The number of active financing sources in the DealerTrack network as of June 30, 2006, was 243, up 72 percent from 141 a year ago. Transactions processed through the DealerTrack network for the second quarter were approximately 17.4 million, a 30 percent increase from approximately 13.5 million transactions processed through the network for the second quarter of 2005. The number of subscriptions in the network as of June 30, 2006, was 18,064, a 59 percent increase from 11,351 a year earlier. The number of dealers with at least one subscription in the network was 9,371, a 37 percent increase from the second quarter of 2005. As of June 30, 2006, over 42 percent of dealers in the network subscribed to at least one product within the network.
Other Second Quarter Activity
Strategic highlights of the second quarter included the initial launch of the DealerTrack Aftermarket Network™. As of June 30, 2006, ten providers had been signed to participate in this extension of the DealerTrack network, which connects dealers with aftermarket product and service providers. DealerTrack also acquired the assets of Global

Fax, L.L.C. to provide services to its financing source customers, including the digitization of automotive retail installment contracts.
Management Change
Vincent Passione, president, DealerTrack, Inc., has announced his intention to leave the company to pursue other opportunities. “We thank Vince for all the contributions he has made during his tenure at DealerTrack and wish him the very best in his future endeavors,” said O’Neil.
Guidance
DealerTrack updated guidance for its 2006 expected financial performance. This guidance includes expected third quarter charges of approximately $5.0 million in non-cash stock compensation expense and approximately $0.8 million estimated in cash compensation expense related to the departure of the executive officer discussed above.
Expected GAAP Results for full year 2006
•	Revenue for 2006 is expected to be between $160 million and $165 million.

•	GAAP net income for 2006 is expected to be between $12.5 million and $13.5 million. Excluding the charges noted above, net of tax, the expected range for GAAP net income would be between $16 million and $17 million.

•	GAAP diluted net income per share for 2006 is expected to be between $0.34 and $0.36, based on a weighted average of 37.1 million diluted common shares outstanding for 2006. Excluding the charges noted above, net of tax, the expected range of GAAP diluted net income per share would be between $0.43 and $0.46
Expected Non-GAAP Results
•	EBITDA for the year is expected to be between $41.2 million and $43.2 million. Excluding the charges noted above, the expected range for EBITDA would be between $47 million and $49 million.

•	Cash net income for the year is expected to be between $28.5 million and $29.5 million. Excluding the charges noted above, the expected range for cash net income would be between $29 and $30 million.

•	Diluted cash net income per share is expected to be between $0.77 and $0.80, based on a weighted average of 37.1 million diluted common shares outstanding for 2006. Excluding the charges noted above, the expected range for diluted cash net income per share would be between $0.78 and $0.81
O’Neil added, “Our focus on execution and innovation continues to deliver better than expected performance. As a result, we have adjusted our guidance for 2006. The current surplus of automotive inventory and the strong possibility of additional manufacturer incentives lead us to expect an active automotive retail environment for the second half of 2006. We believe that the deep penetration of our network within the industry and the growth potential of our newest products and services will enable us to achieve our performance targets and continue to deliver value to our customers.”

DealerTrack will host a conference call to discuss its second quarter results and expectations for 2006 performance and other matters on Wednesday, August 2, 2006, at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at http://ir.dealertrack.com/releases_financial.cfm. A replay will be available on the DealerTrack website until August 16, 2006. In addition, a live audio of the call will be accessible to the public by calling 800-289-0496 (domestic) or 913-981-5519 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins.
Non-GAAP Financial Measures
In this release, the Company’s EBITDA and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Cash net income represents net income excluding stock-based compensation expense (net of taxes), and amortization of acquired intangibles (net of taxes). EBITDA and cash net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Management believes the EBITDA and cash net income information is useful to investors for these reasons. EBITDA and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for EBITDA and cash net income is GAAP net income and has provided a reconciliation of EBITDA to GAAP net income, and cash net income to GAAP net income, in Attachment 4 to this press release.
About DealerTrack (www.dealertrack.com)
DealerTrack Holdings, Inc. (Nasdaq: TRAK) is a leading provider of on-demand software and data solutions for the U.S. automotive retail industry. The company’s online credit application processing product automates and accelerates the automotive financing process, while its integrated subscription-based software enables dealers to receive consumer leads, compare financing and leasing options, sell insurance and other aftermarket products, document compliance, and execute financing contracts electronically. Over 22,000 dealers, with more than 85% of all franchised dealers; 250 financing sources, including nine captives and the 20 largest U.S. independents; and other service and information providers are active in the DealerTrack network.

Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding DealerTrack’s expected 2006 performance, the development and expansion of DealerTrack’s products and services, the demand for DealerTrack’s products, DealerTrack’s growth, dealer behavior and the dynamics of the automotive retail environment, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.
Factors that might cause such a difference include: increased competitive pressure from other industry participants, the inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; DealerTrack’s success in expanding its customer base and product and service offerings; the impact of the automotive retail industry on DealerTrack’s business; the impact of some vendors of software products for automotive dealers making it more difficult for our customers to use our products and services, and other risks listed in the Company’s reports filed with the SEC, including DealerTrack’s 2005 Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

(1) Actual Results — Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2006	2005
Net revenue(1)	$43,414	$29,193

Cost of revenue (2)	17,289	11,786
Product development	2,361	1,320
Selling, general and administration	16,474	13,911

Total operating costs and expenses	36,124	27,017

Income from operations	7,290	2,176

Interest income (expense), net	716	(300)

Income before provision for income taxes	8,006	1,876
Provision for income taxes (a)	(3,351)	(808)

Net income	$4,655	$1,068

Basic net income per share applicable to common stockholders (b)	$0.13	$0.04
Diluted net income per share applicable to common stockholders (c)	$0.13	$0.02
Weighted average shares outstanding	35,402,769	633,975
Weighted average shares outstanding assuming dilution (c)	36,933,366	1,261,611

(1) Related party revenue	$11,067	$7,219
(2) Related party cost of revenue	$962	$894
EBITDA (Non-GAAP) (d)	$13,459	$7,778
Cash net income (Non-GAAP) (d)	$8,090	$3,904
Diluted cash net income per share (Non-GAAP) (c)	$0.22	$0.08

(a)	Included in the provision for income taxes for second quarter of 2006 is $355,000 of tax expense for our Canadian subsidiary that relates to prior periods.
(b)	Basic net income per share for second quarter of 2005 was calculated in accordance with the two-class method under FASB Statement 128, and assumes 0.6 million weighted average common shares outstanding for the quarter ended June 30, 2005.

(c)	Diluted net income per share and diluted cash net income per share for second quarter of 2005 were each calculated in accordance with the two-class method under FASB Statement 128, and each calculation assumes 1.3 million weighted average diluted common shares outstanding for the quarter ended June 30, 2005.

(d)	See Reconciliation Data in Attachment 4.

(1) Actual Results — Six-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2006	2005
Net revenue(1)	$81,349	$52,464

Cost of revenue (2)	32,408	20,189
Product development	4,563	2,087
Selling, general and administration	32,443	24,396

Total operating costs and expenses	69,414	46,672

Income from operations	11,935	5,792

Interest income (expense), net	1,607	(287)

Income before provision for income taxes	13,542	5,505
Provision for income taxes (a)	(5,451)	(2,368)

Net income	$8,091	$3,137

Basic net income per share applicable to common stockholders (b)	$0.23	$0.12
Diluted net income per share applicable to common stockholders (c)	$0.22	$0.07
Weighted average shares outstanding	35,335,493	567,302
Weighted average shares outstanding assuming dilution (c)	36,878,342	1,052,763

(1) Related party revenue	$20,319	$13,371
(2) Related party cost of revenue	$1,809	$1,676
EBITDA (Non-GAAP) (d)	$24,174	$14,405
Cash net income (Non-GAAP) (d)	$14,822	$7,334
Diluted cash net income per share (Non-GAAP) (c)	$0.40	$0.16

(a)	Included in the provision for income taxes for the six months ended June 30, 2006 is $355,000 of tax expense for our Canadian subsidiary that relates to prior periods.

(b)	Basic net income per share for the six months ended June 30, 2005 was calculated in accordance with the two-class method under FASB Statement 128, and assumes 0.6 million weighted average common shares outstanding for the six months ended June 30, 2005.

(c)	Diluted net income per share and diluted cash net income per share for the six months ended June 30, 2005 were each calculated in accordance with the two-class method under FASB Statement 128, and each calculation assumes 1.1 million weighted average diluted common shares outstanding for the six months ended June 30, 2005.

(d)	See Reconciliation Data in Attachment 4.

(2) Condensed Consolidated Balance Sheet
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheet
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,
	2006	2005
ASSETS
Cash, cash equivalents and short-term investments	$86,019	$103,264
Accounts receivable, net	21,144	19,279
Prepaid expenses and other current assets	5,053	4,812

Total current assets	112,216	127,355

Property, plant and equipment, net	6,220	4,885
Software and website development costs, net	11,530	8,769
Intangible assets, net	44,850	39,550
Goodwill	49,216	34,200
Other assets	8,929	5,856

Total assets	$232,961	$220,615

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$19,677	$22,140
Deferred revenue	3,634	3,267
Capital leases payable	144	387

Total current liabilities	23,455	25,794

Long-term liabilities	9,457	8,150

Total liabilities	32,912	33,944

Total stockholders’ equity	200,049	186,671

Total liabilities and stockholders’ equity	$232,961	$220,615

(3) Summary Cash Flow Information
DEALERTRACK HOLDINGS, INC.
Summary Cash Flow Information
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2006	2005
Net cash provided by operating activities	$15,478	$7,647

Net cash used in investing activities (a)	$(95,188)	$(67,474)

Net cash provided by financing activities	$1,895	$43,508

(a)	For the six months ended June 30, 2006, net cash used in investing activities includes $60.5 million in net purchases of auction rate securities that are invested in tax-exempt and tax-advantaged securities.

(4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2006	2005
GAAP net income	$4,655	$1,068
Interest income	(785)	(33)
Interest expense	69	333
Provision for income taxes	3,351	808
Depreciation and amortization	1,934	1,023
Amortization of acquired identifiable intangibles	4,235	4,579

EBITDA (Non-GAAP)	$13,459	$7,778

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2006	2005
GAAP net income	$4,655	$1,068
Non-cash stock-based compensation charges, net of taxes (a)	852	226
Amortization of acquired identifiable intangibles, net of taxes	2,583	2,610

Cash net income (Non-GAAP)	$8,090	$3,904

(a)	Includes charges related to employee stock options, employee stock purchases and restricted common stock.

(4) Reconciliation Data (continued)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2006	2005
GAAP net income	$8,091	$3,137
Interest income	(1,748)	(86)
Interest expense	141	373
Provision for income taxes	5,451	2,368
Depreciation and amortization	3,826	1,914
Amortization of acquired identifiable intangibles	8,413	6,699

EBITDA (Non-GAAP)	$24,174	$14,405

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2006	2005
GAAP net income	$8,091	$3,137
Non-cash stock-based compensation charges, net of taxes (a)	1,599	379
Amortization of acquired identifiable intangibles, net of taxes	5,132	3,818

Cash net income (Non-GAAP)	$14,822	$7,334

(a)	Includes charges related to employee stock options, employee stock purchases and restricted common stock.

(4)	Reconciliation Data (continued)
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income
to Forward-looking Non-GAAP EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2006
	Expected Range
GAAP net income	$12.5	$13.5
Interest income	(3)	(3)
Interest expense	—	—
Provision for income taxes	6.7	7.7
Depreciation and amortization	8	8
Amortization of acquired identifiable intangibles	17	17

EBITDA (Non-GAAP)	$41.2	$43.2

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to
Forward-looking Non-GAAP Cash Net Income
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2006
	Expected Range
GAAP net income	$12.5	$13.5
Non-cash stock-based compensation charges, net of taxes	6	6
Amortization of acquired identifiable intangibles, net of taxes	10	10

Cash net income (Non-GAAP)	$28.5	$29.5

(5)	Summary of Business Statistics (Unaudited)
DEALERTRACK HOLDINGS, INC.

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2006	2005	2005	2005
Active dealers in the network as of end of period (a)	22,031	21,794	21,155	21,071	20,742
Active financing sources in the network as of end of period (b)	243	214	201	167	141
Transactions processed (c)	17,446,623	15,710,636	12,843,883	14,608,229	13,451,747
Product subscriptions as of end of period (d)	18,064	16,438	14,473	12,928	11,351

(a)	We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating transaction in our network during the most recently ended calendar month.

(b)	We consider a financing source to be active in our network as of a date if it is accepting credit application data electronically from dealers in our network.

(c)	Represents revenue generating transactions processed in the DealerTrack, Global Fax and dealerAccess networks at the end of a given period.

(d)	Represents revenue generating subscriptions in the DealerTrack network at the end of a given period.
DEALERTRACK HOLDINGS, INC.

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2006	2005	2005	2005
Transaction revenue (in thousands)	$28,298	$24,540	$20,779	$23,171	$21,010
Subscription revenue (in thousands)	$12,991	$11,631	$10,800	$9,535	$7,074
Other revenue (in thousands)	$2,125	$1,764	$1,796	$1,673	$1,109
Average transaction price (a)	$1.62	$1.56	$1.62	$1.59	$1.56
Average subscription price (b)	$251	$251	$263	$262	$223

(a)	Calculation includes revenue from ALG and NAT transactions that were not processed within the DealerTrack, Global Fax or dealerAccess networks.

(b)	Calculation includes revenue for Chrome and ALG subscriptions that were outside of the DealerTrack network.